UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): June 6, 2019

Greenpro Capital Corp.

(Exact name of registrant as specified in charter)

Nevada	001-38308	98-1146821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1701-1703, 17/F, The Metropolis Tower

10 Metropolis Drive Hung

Hom, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+ (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2019, Greenpro Capital Corp. (the “Company”) held its Annual Meeting of Stockholders to vote on the following matters:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2020, in accordance with the voting results listed below.

Votes
Nominee Name	Votes For	Votes Withheld	Abstentions and Broker Non-Votes
Lee, Chong Kuang	37,029,159	13,752	0
Loke, Che Chan Gilbert	37,029,149	13,762	0
Chuchottaworn, Srirat	37,028,551	14,360	0
Louis, Ramesh Ruben	37,024,889	2,100	0
Shum, Albert	37,028,551	14,360	0

2. Ratification of the Company’s Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Weinberg & Company P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, in accordance with the voting results listed below.

Votes
For	Against	Abstain	Broker Non-Votes
37,405,038	124,839	2	N/A

3. Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive officers, as disclosed under the caption “Election of Directors – Executive Compensation”

Stockholders approved the compensation paid to the Company’s Named Executive Officers.

Votes
For	Against	Abstain	Broker Non-Votes
37,029,149	13,762	0	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

By:	/s/ Lee Chong Kuang
Name:	Lee Chong Kuang
Title:	President and Chief Executive Officer

Dated: June 7, 2019